UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

June 2, 2023

BLACKLINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37924	46-3354276
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21300 Victory Boulevard, 12th Floor

Woodland Hills, California 91367

(Address of principal executive offices)(Zip Code)

(818) 223-9008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01, par value	BL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

BlackLine, Inc. (“BlackLine” or the “Company”) announced that Pete Hirsch will step down from his role as Chief Technology Officer to pursue another opportunity, effective June 30, 2023. Mr. Hirsch has served as CTO since February 2019, with responsibility for overseeing the Company’s technology and product teams.

BlackLine also announced that on June 2, 2023, Andres Botero stepped down from his role as Chief Marketing & Strategy Officer to pursue another opportunity. Mr. Botero had been with BlackLine since September 2018, and oversaw the Company’s marketing organization and business development and go-to-market enablement teams during that time.

BlackLine has initiated a search for successors for both Mr. Hirsch and Mr. Botero. While the search is ongoing, Ms. Tucker will serve as CTO on an interim basis, overseeing the technology and product organizations.

“On behalf of the Board and management team, we thank Pete and Andres for their many contributions to BlackLine over the last five years. Pete and Andres have been incredibly valuable members of our BlackLine team, and we wish them both the very best in the next chapters of their careers,” said Therese Tucker, BlackLine’s founder and Co-CEO, and Owen Ryan, Co-CEO and Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKLINE, INC.

Date: June 5, 2023	By:	/s/ Karole Morgan-Prager
Karole Morgan-Prager
Chief Legal and Administrative Officer

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